Jennison Blend Fund, Inc.
For the fiscal period ended 8/31/2008
File No.  811-03336

EXHIBIT 77D(2)
Policies With Respect to Security Investment

Jennison 20/20 Focus Fund
Jennison Blend Fund, Inc.
Jennison Natural Resources Fund, Inc.
Jennison Small Company Fund, Inc.
Jennison Mid-Cap Growth Fund, Inc.
JennisonDryden Portfolios
JennisonDryden Opportunity Funds
Dryden California Municipal Fund
Dryden Global Total Return Fund, Inc.
Dryden Government Income Fund, Inc.
Dryden Government Securities Trust
Dryden High Yield Fund, Inc.
Dryden Index Series Fund, Inc.
Dryden Municipal Bond Fund
Dryden National Municipals Fund, Inc.
Dryden Short-Term Bond Fund, Inc.
Dryden Small-Cap Core Equity Fund, Inc.
Dryden Tax-Managed Funds
Dryden Total Return Bond Fund, Inc.
MoneyMart Assets, Inc.
Prudential Investment Portfolios, Inc.
Prudential Sector Funds, Inc.
Prudential World Fund, Inc.
Nicholas-Applegate Fund, Inc.
Strategic Partners Mutual Funds, Inc.
Strategic Partners Style Specific Funds, Inc.
Target Asset Allocation Funds, Inc.

Supplement dated December 3, 2008 to the Prospectus

This supplement amends the Prospectus of each of the Funds referenced below, replaces the supplement dated December 2, 2008, and is in addition to any other existing supplement to a Fund?s Prospectus.

Jennison 20/20 Focus Fund
Jennison Blend Fund, Inc.
Jennison Conservative Growth Fund
Jennison Equity Opportunity Fund
Jennison Financial Services Fund
Jennison Growth Fund
Jennison Health Sciences Fund
Jennison Natural Resources Fund, Inc.
Jennison Select Growth Portfolio
Jennison Small Company Fund, Inc.
Jennison Utility Fund
Jennison Value Fund
JennisonDryden Conservative Allocation Fund
JennisonDryden Moderate Allocation Fund
JennisonDryden Growth Allocation Fund
Jennison Small Cap Opportunity Fund
Jennison Equity Income Fund
Target Conservative Allocation Fund
Target Moderate Allocation Fund
Target Growth Allocation Fund
Nicholas-Applegate Growth Equity Fund
Dryden Active Allocation Fund
Dryden Global Total Return Fund
Dryden Government Income Fund
Dryden High Yield Fund
Dryden International Equity Fund
Dryden International Value Fund
Dryden Large Cap Core Equity Fund
Dryden Money Market Fund
Dryden Mid-Cap Value Fund
Dryden National Municipals Fund
Dryden Short-Term Corporate Bond Fund
Dryden Small-Cap Core Equity Fund
Dryden Small Capitalization Value Fund
Dryden Stock Index Fund
Dryden Strategic Value Fund
Dryden Total Return Bond Fund
Dryden US Equity Active Extension Fund
California Income Series
High Income Series
Insured Series
Money Market Series
MoneyMart Assets

1.
The following is added as a new paragraph immediately preceding the header, ?How to Sell Your Shares ?
Restrictions on Sales?:

As a result of restrictions on withdrawals and transfers imposed by Section 403(b) of the Internal Revenue Code, we may consider a redemption request to not be in good order until we obtain information from your employer that is reasonably necessary to ensure that the payment is in compliance with such restrictions, if applicable.
In such an event, the redemption request will not be in good order and we will not process it until we obtain information from your employer.

2. The following is added at the end of the paragraph captioned ?How to Buy Shares ? Reducing or Waiving Class A?s Initial Sales Charge ?
Group Retirement Plans? and at the end of the paragraph captioned ?How to Buy Shares ?
Qualifying for Class Z Shares ?Group Retirement
Plans?:

The JennisonDryden mutual funds and
Prudential Trust Company, the custodian for the 403(b) participant custodial accounts, have collectively decided to discontinue offering participant-directed 403(b) custodial accounts.
Effective January 1, 2009, the Fund will no longer accept contributions for investment into participant-directed 403(b) custodial accounts for which Prudential Trust Company serves as the custodian under the employer?s written plan. Contributions received after December 31, 2008 on your behalf from your employer will be returned to your employer. This change does not affect any investments you may have under a 403(b) annuity contract with Prudential
Retirement. Future investment in the Fund through a 403(b) plan may be available through a custodial account held with your employer?s third party administrator. You should check with your employer to determine if this is an option.

LR00257